--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  December 5, 2001


                              800America.com, Inc.
               (Exact name of issuer as specified in its charter)



            Nevada                      000-28547             87-0567884
(State or other jurisdiction of        (Commission         (I.R.S. Employer
 incorporation or organization)        File Number)       Identification Number)


                              420 Lexington Avenue
                               New York, NY 10170
              (Address of principal executive offices and zip code)


                                 (800) 999-5048
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         As previously reported, on December 5, 2001, 800America.com, Inc. (the "Company") through its wholly-owned subsidiary 800America.com Acquisition Corp., a Delaware corporation, acquired all of the outstanding capital stock of WizardWorld, Inc., in a stock-for-stock merger (such transaction being referred to as a "Merger") pursuant to a certain Merger Agreement and Plan of Reorganization dated as of December 3, 2001. WizardWorld, Inc., headquartered in Congers New York is a online marketplace where dealers and consumers can value, trade, buy and sell collectibles. Each WizardWorld, Inc. preferred share was converted into .08121 shares of the Company's Common Stock. In connection with the closing of the Merger the Company issued a total of 660,000 shares of its Common Stock which had a value of approximately $2,178,000 based on the closing bid price of $3.30 per share for the Company's Common Stock on December 5, 2001. The consideration paid by the Company was determined by the parties through a privately negotiated arm's length transaction. Holders of the shares of Common Stock received in the transaction have the right to put the shares back to the Company in one year at a repurchase price of $2.60 per share. Certain of the holders of the preferred stock of WizardWorld, Inc. who exchanged their shares for the Common Stock of the Company in the transaction also purchased a total of 340,000 shares of the Company's Common Stock in a private placement in which the Company received a total of $850,000 in proceeds. Such purchasers also have the right to put the shares acquired in the private placement back to the Company in one year at a repurchase price of $2.60 per share.

The Company is filing the following information relating to this transaction.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired.

(b)      Pro Forma Financial Information.

(c)      Exhibits.

         Exhibit Number    Description
         --------------    ----------------------------------------------------
                 2         Form of Merger Agreement and Plan of Reorganization
                           by and among 800America.com, WizardWorld, Inc., 800America.com, Acquisition Corp. and The Preferred
                           Stockholders of WizardWorld, Inc. (previously filed).

ITEM 7(a)



PRICEWATERHOUSECOOPERS

--------------------------------------------------------------------------------
                                                     Pricewaterhouse Coopers LLP
                                                     1301 Avenue of the Americas
                                                     New York, NY 10019-6013
                                                     Telephone: (646) 471-4000
                                                     Facsimile: (646) 394-1301



                        Report of Independent Accountants


To the Board of Directors and Stockholders of WizardWorld, Inc.

         In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of WizardWorld, Inc. (a development stage enterprise) (the "Company") at December 31, 2000, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

         The accompanying financial statements have been prepared assuming that the Company will, continue as a going concern. As discussed in Note 1 to the financial statements, the Company is a development stage company and has incurred net losses and negative operating cash flows since inception. These circumstances raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

March 9, 2001, except as to note 11                  Pricewaterhouse Cooper, LLP
which is as of November 30, 2001

WizardWorld, Inc.
(A Development Stage Enterprise)
Balance Sheet


                                                                                                   December 31,
                                                                                                       2002
                                                                                                   ------------
Assets

Current assets:
     Cash and cash equivalents                                                                       $481,529
     Inventories                                                                                       20,305
     Due from affiliates                                                                                9,737
     Prepaid expenses and other current assets                                                        213,040
                                                                                                   ----------

         Total current assets                                                                         724,611
                                                                                                   ----------

     Property and equipment, net                                                                      735,429
     Other assets                                                                                      28,558
                                                                                                   ----------

         Total assets                                                                              $1,488,598
                                                                                                   ==========

Liabilities and Stockholders' Equity

Current liabilities:
     Payable to related party                                                                        $325,234
     Accounts payable                                                                                 147,477
     Accrued expenses                                                                                 317,643
     Deferred revenue                                                                                   2,954
                                                                                                   ----------

         Total current liabilities                                                                    793,308
                                                                                                   ----------

Mandatorily redeemable convertible preferred stock and Stockholders' equity:
     Series A Preferred Stock ($.001 par value; 8,126,334 shares authorize
     Common stock ($.001 par value; 35,000,000 shares authorized,
          11,300,000 shares issued and outstanding)                                                 4,108,664
     Additional paid-in-capital
     Accumulated                                                                                       11,300
                                                                                                     (227,599)
                                                                                                   (3,197,075)
                                                                                                   ----------

         Total mandatorily redeemable convertible preferred stock and stockholders'
              equity                                                                                  695,290
                                                                                                   ----------

         Total liabilities, mandatorily redeemable convertible preferred stock and
              stockholders' equity                                                                 $1,488,598
                                                                                                   ==========

WizardWorld, Inc.
(A Development Stage Enterprise)
Statement of Operations

                                                                                                   Year ended
                                                                                                  December 31,
                                                                                                      2002
                                                                                                  ------------
Total revenues                                                                                    $    66,542
                                                                                                  -----------
Costs and expenses
     Cost of sales                                                                                     15,222
     Hosting fees                                                                                     371,678
     Technology and development                                                                       761,215
     Selling and marketing                                                                            564,754
     General and administrative                                                                     1,639,816
                                                                                                  -----------

                                                                                                    3,352,685
                                                                                                  -----------

        Loss from operations                                                                      (3,286,143)
                                                                                                  -----------

     Interest income                                                                                   89,068
                                                                                                  -----------

         Net loss                                                                                  (3,197,075)

Accretion of mandatorily redeemable preferred stock                                                  (243,695)
                                                                                                  -----------

         Net loss applicable to common stockholders                                               $(3,440,770)
                                                                                                  ===========

WizardWorld, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' Equity

                                           Series A Convertible
                                              Preferred Stock             Common Stock               Stock         Additional
                                         -------------------------   -----------------------      Subscription       Paid-in
                                           Shares      Amount         Shares       Par value       Receivable        Capital
                                         -------------------------   -----------------------      ------------      ----------
Issuance of Founder's common stock                                   11,300,000      $11,300        $(11,300)

Net loss                                                                     --
                                         ----------    ----------    ----------      -------        --------         --------

Balance at December 31, 1999                                         11,300,000       11,300         (11,300)

Issuance of Series A redeemable
   convertible preferred stock, net
   of issuance costs of $135,031          4,063,167    $3,864,969

Settlement of subscription                                                                             11,300
     receivable

Compensatory stock options granted
   to non-employees                                                                                                   $10,500

Stock compensation charges related
   to the issuance of the warrants
   to a service provider                                                                                                5,596

Accrual of cumulative dividends on
   mandatorily redeemable preferred
   stock                                                  224,700                                                   (224,700)

Accretion of issuance costs on
   mandatorily redeemable preferred
   stock                                                   18,995                                                    (18,995)

Net loss
                                         ----------    ----------    ----------      -------         ---------     ---------

Balance at December 31, 2000              4,063,167    $4,108,664    11,300,000      $11,300               --      $(227,599)
                                         ==========    ==========    ==========      =======         =========     =========

[RESTUBBED]


WizardWorld, Inc.
(A Development Stage Enterprise)
Statement of Changes in Stockholders' Equity


                                            Accumulated
                                              Deficit           Total
                                           -----------        ----------
Issuance of Founder's common stock                                   --

Net loss
                                           -----------        ----------

Balance at December 31, 1999                                         --

Issuance of Series A redeemable
   convertible preferred stock, net
   of issuance costs of $135,031                             $3,864,969

Settlement of subscription                                       11,300
     receivable

Compensatory stock options granted
   to non-employees                                              10,500

Stock compensation charges related
   to the issuance of the warrants
   to a service provider                                          5,596

Accrual of cumulative dividends on
   mandatorily redeemable preferred
   stock

Accretion of issuance costs on
   mandatorily redeemable preferred
   stock

Net loss                                  $(3,197,075)       (3,197,075)
                                          -----------       -----------

Balance at December 31, 2000              $(3,197,075)         $695,290
                                          ===========       ===========

                                                                                                    Year ended
                                                                                                   December 31,
                                                                                                       2000
                                                                                                   ------------
Cash flows from operating activities:                                                              $(3,197,075)
     Net loss
     Adjustments to reconcile net loss to net cash used in operating activities:
         Compensatory warrants issued to a service provider                                              5,596
         Compensatory stock options granted non-employees                                               10,500
         Depreciation and amortization                                                                 141,892
         Increase in inventories                                                                       (20,305)
         Increase in other assets                                                                      (28,558)
         Increase in prepaid expenses and other current assets                                        (222,777)
         Increase in due to related party                                                              325,234
         Increase in accounts payable                                                                  147,477
         Increase in accrued expenses                                                                  317,643
         Increase in deferred revenue                                                                    2,954
                                                                                                   -----------

              Net cash used in operating activities                                                 (2,517,419)
                                                                                                   -----------

Cash flow from investing activities:
     Purchases of property and equipment                                                              (877,321)
                                                                                                   -----------

              Net cash used in investing activities                                                   (877,321)
                                                                                                   -----------

Cash flows from financing activities:
     Proceeds from issuance of convertible preferred stock, net of issuance costs
                                                                                                     3,864,969
     Settlement of subscription receivable                                                              11,300
                                                                                                   -----------

              Net cash provided by financing activities                                              3,876,269
                                                                                                   -----------

Net increase in cash and cash equivalents                                                              481,529

Cash and cash equivalents, beginning of period                                                              --
                                                                                                   -----------
Cash and cash equivalents, end of period                                                           $   481,529
                                                                                                   ===========
Supplemental disclosure of cash flow information:
     Cash paid for income taxes                                                                            410
     Cash paid for interest                                                                                 --
                                                                                                   -----------


WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements


1.       Nature of the Business

         WizardWorld, Inc. (the "Company") is a New York-based company, incorporated in Delaware in December 1999 under the name of Gareb.com. The Company changed its name from Gareb.com to WizardWorld, Inc. in May 2000.

         The Company's online service, launched in September 2000, is an online marketplace where dealers and consumers can value, track, buy and sell their collectibles.

         Since its inception, the Company has devoted substantially all of its efforts to business planning, web site development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. Prior to April 19, 2000, the Company had no operating activities.

         From inception to December 31, 1999, the Company issued 11,300,000 shares of common stock to its founders. All operating activities of the Company commenced in 2000.

         Basis of Presentation

         The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has a limited operating history, has incurred substantial losses from operations since its inception and has financed its operations to date by capital contributions raised in private financing. As of December 31, 2000 the Company has an accumulated deficit of $3,197,075, In addition, the Company expects to incur substantial costs and expenses during the year ending December 31, 2001; accordingly the Company raised additional funds in January 2001 to meet planned obligations over the next twelve months. These circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters include continued development, marketing of its products as well as seeking additional financing, arrangements. Continuation of the Company as a going concern is dependent on, among other things, the Company's ability to obtain adequate long-term financing and achieve profitable operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         Subsequent to December 31, 2000 and as discussed in Note 11, the Company received gross proceeds of $4,000,000 from the issuance and sale of 4,063,167 shares of redeemable preferred stock. Management's plans contemplate that cash generated from operations and the financing discussed in Note 11 will be sufficient to meet its obligations as they become due for the foreseeable future. If such available sources of cash are not sufficient, management has the intent and ability to reduce expenses so that it can continue to meet its obligations.

WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements


2.       Summary of Significant Accounting Policies

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Cash and Cash Equivalents

         The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents, Cash equivalents are stated at cost plus accrued interest, which approximates fair value.

         Fair Value of Financial Instruments

         The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities.

         Revenue Recognition

         The Company's revenue is derived from primarily two sources; (i) product sales, and (ii) banner advertising. Revenue from product sales is recognized when the products are shipped to the customer. Outbound shipping and handling charges are included in revenues. Revenue from banner advertising is recognized ratably during the period in which the advertising is displayed, provided that no significant Company obligations remain and collection of the related receivable is probable.

         Risks and Uncertainties

         The Company has a limited operating history and its prospects are subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. These risks included failure to develop and extend the Company's online service brands, the rejection of the Company's services by Web customers, vendors and/or advertisers, the ability of the company to maintain and increase the levels of traffic on its online services, as well as other risks and uncertainties. Management believes that sufficient funding will be available to meet its planned business objectives for a reasonable period of time; however, there can be no assurance that the Company will be successful in its efforts to raise additional capital.

         Inventories

         Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist primarily of action figures and other collectibles held for sale. New product introductions and enhancements could result in excess or obsolete inventory. To minimize this risk, the Company evaluates inventory levels and expected usage on a periodic basis and records valuation allowances as required.

WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

         Income Taxes

         Deferred taxes are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

3.       Property and Equipment

                                                                             Estimated
                                                                            Useful life             December 31,
                                                                              (years)                   2000
                                                                            -----------             ------------
Website development costs                                                        2                   $640,905
Computer and office equipment                                                    3                    193,250
Software                                                                         3                     40,860
Furniture and fixtures                                                           3                      2,306
                                                                                                     --------

                                                                                                      877,321

Less - accumulated depreciation and amortization                                                      141,892
                                                                                                     --------

                  Net property and equipment                                                         $735,429
                                                                                                     ========

4.       Mandatorily Redeemable Convertible Preferred Stock

         Series A convertible participating preferred stock
         In April 2000, the Company entered into an agreement for the issuance and sale of 4,063,167 shares of Series A Preferred Stock resulting in gross proceeds to the Company of $4,000,000 and proceeds after issuance costs of $3,864,969.

         The stockholders of Series A preferred stock have preferential treatment and liquidation rights to all other authorized or issued securities and are entitled to: (i) vote with the common stockholders on an as converted basis; (ii) receive a cumulative cash dividend at the annual rate of 8%; (iii) a mandatory redemption of their stock in the event of a merger or sale of the Company and the stockholder elects not to convert its shares or after five years from the date of issuance, in each cast at the initial purchase price per share plus all accrued but unpaid dividends; (iv) in the event of liquidation, dissolution, a merger or consolidation, receive an amount equal to the initial purchase price per share and all accrued and unpaid dividends; and share prorata, on an as-converted basis, in the distribution of the remaining assets resulting in such events, and (v) at the option of the stockholder at any time, unless previously redeemed, convert each share of preferred stock into one share of common stock, subject to certain adjustments.

WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

         In the event of a public offering of the Company's common stock where the amount of the offering exceeds $20 million and the total capitalization of the Company at the time of the offering exceeds 3100 million, the shares of Series A preferred stock will automatically convert into shares of the Company's common stock.

         Property and Equipment

         Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

         Website Development Costs

         Costs associated with development of the Company's interact website are included within property and equipment. All costs incurred during the planning stage of the website development, as well as maintenance and training, are expensed as incurred. All costs incurred during the web application and infrastructure development stage are capitalized. Capitalized costs are amortized over their estimated useful lives, which is 2 years.

         Accounting for Stock-Based Compensation

         The accompanying financial position and results of operations of the Company has been prepared in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under APB No. 25, generally, no compensation expense is recognized in the financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair value of the Company's stock is equal or less than the amount an employee must pay to acquire the stock. The Company will recognize compensation expense in situations where the terms of an option grant are not fixed or where the fair value of the Company's common stock on the grant date is greater than the amount an employee must pay to acquire the stock.

         Disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair-value-based method of accounting, for stock-based compensation, have been included in Note 7.

         Equity securities granted to non-employees

         The fair value of options and warrants granted to non-employees for services rendered is recognized in accordance with EITF 96-18, "Accounting for Equity Instruments; That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services."

WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

         Advertising Costs

         Advertising costs are charged to operations as incurred. Advertising costs were approximately, $345,000 for the year ended December 31, 2000.

         Mandatorily Redeemable Convertible Preferred Stock

         The carrying value of mandatorily redeemable convertible preferred stock is increased by periodic accretions so that the carrying amount will equal the redemption amount at the redemption date. These increases are effected through charges against additional paid-in capital in the absence of retained earnings.

         The cumulative dividends are accrued quarterly in arrears and totaled $224,700 at December 31, 2000.

         On January 2001, the Company entered into an agreement for the issuance and sale of 4,063,167 shares of Series A Preferred Stock with gross proceeds to the Company of $4,000,000. The rights and preferences of these shares are as disclosed in Note 4.

5.       Common Stock

         At December 31, 2000, the Company has 11,300,000 outstanding shares of Common Stock, $0.001 par value per share

         Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding. The Company issued shares of its common stock to certain employees under stock purchase agreements, some of which contain repurchase provisions in the event of termination of employment.

6.       Warrants

         In March 2000, the Company issued warrants to purchase 180,000 shares of the Company's common stock at a price of $1.00 per share as consideration for legal services provided. The warrants are immediately exercisable and expire upon the earlier of (i) March 2003, (ii) the effective date of a merger or consolidation of the Company with another entity, or (iii) the sale of all or substantially all of its assets.

         For the year ended December 31, 2000 the Company recorded a non-cash charge of $18,787 as a legal expense, representing the fair value of the warrants granted. The fair value of the warrants was estimated by applying the Black-Scholes pricing model. The weighted average assumptions used were as follows. risk free interest rate of 6.53%, expected warrant life of three years, dividend yield 0.0% and volatility of 75%.

WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

7.       Stock-Options

         Stock Option Plan
         In 2000, the Company's Board of Directors and stockholders adopted the Company's 2000 Stock Option Plan (the "Plan"). The Plan provides for the granting of Stock options at the discretion of the Board of Directors. The total number of shares of Common Stock for which options may be granted under the plan is 2,742,912.

         The Board of Directors determines the exercise price of all stock options granted under the Plan at the time of grant. The maximum term of each option granted under the Plan is ten years from the date of grant. Options shall become exercisable as such times and in such installments as the Board of Directors shall provide in the terms of each individual award.

         The exercise price of all options under the Plan, which range from $0.50 to $0.63, were determined based upon the fair market value of the Company's Common Stock on the date of grant as determined by the Company's Board of Directors.

         Stock option activity under the Plan can be summarized as follows-

                                                             Year ended
                                                         December 31, 2000
                                                     -------------------------
                                                                      Weighted
                                                                       Average
                                                      Number of       Exercise
                                                       options          Price
                                                      ---------       --------
              Granted                                 1,639,290          $.55
              Exercised                                      --
              Cancelled                                (315,000)         (.50)
                                                      ---------          ----

         Outstanding at December 31, 2000             1,324,290          $.57
                                                      =========          ====

         Options available for future grant           1,418,622
         Options exercisable                            150,000           $50


         At December 31, 2000 the weighted-average remaining contractual life of the outstanding options approximately 9.75 years.

         Stock-Based Compensation

         The Company applies APB 25 and related interpretations in accounting for employee and director options granted under the Plan. No compensation cost has been recognized for employee stock-based compensation in 2000. No stock-based awards were granted prior to 2000. Had compensation cost been determined based on the fair value at the grant

WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

         dates for awards in 2000, consistent with the provisions of SFAS No. 123, the Company's net loss would have been $3,211,711. Because options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of the pro forma results for future years.

         For purposes of pro forma disclosure, the fair value of each option grant to employees was estimated using the minimum-value method of the Black-Scholes option-pricing model, which assumes no volatility. The values were derived using assumptions established by the management of the Company. Changes in the information would effect the assumptions and the option prices derived from those assumptions, The weighted average assumptions used for the grants made in 2000 were as follows: risk free interest rate of 6.16%, expected option life of five years and dividend yield 0.0%.

         During 2000, the Company issued options to purchase 50,000 shares of the Company's Common Stock to a consultant. The options vest over a 6 months period. The fair value of these options has been estimated using the Black-Scholes option-pricing model based on the following weighted average assumptions: risk-free interest rate 5,04%, expected option life of two ` years, dividend yield 0.0% and volatility of 75%. In 2000, the Company recorded non-employee compensation of approximately $10,500 related to this award.

8.       Income Taxes

         At December 31, 2000, the Company had federal net operating loss carryforwards of approximately $2,647,000. These carryforwards are available to offset future taxable income and expire in 2020.

         The net operating loss carryforwards and temporary differences (primarily capitalized software costs) between the carrying amounts of assets and liabilities for financials reporting and income tax purposes resulted in a net deferred tax asset of $934,000 at December 31, 2000. The Company's operating plans anticipate ramble income in future periods; however, such plans make significant assumptions which cannot be reasonably assured. Therefore, in consideration of the Company's accumulated losses and the uncertainty of its ability to utilize the deferred tax benefit in the future, the Company recorded a valuation allowance in the amount of $934,000 at December 31, 2000, to fully offset the deferred tax benefit amount.

9.       Related Party Transactions

         On April 19, 2000, the Company entered into an Assignment and License of Rights Agreement ("the Agreement") with Wizard Entertainment, Inc. which is majority-owned by a stockholder of the Company. In consideration of $10 and other mutual rights and obligations between the two entities, the affiliate assigned ownership rights to its price guides and collectible databases comprising various images to the Company. In return,

WizardWorld, Inc.
(A Development Stage Enterprise)
Notes to Financial Statements

         the Company granted the affiliate an exclusive license to use and exploit the database for any non-internet distributed print media.

         During 2000, the Company received. ongoing consulting and website development services from a 20% stockholder of the Company. Services rendered for tie year ended December 31, 2000 amounted to $1,201,397, of which $325,234 is included in accounts payable at December 31, 2000.

10.      Commitments

         The Company leases its office space under non-cancelable operating leases expiring in 2002. The following is a schedule of future minimum lease payments under non-cancelable operating leases as of December 31, 2000:

                   Year ending December 31,
                   ------------------------
                            2000                                  $101,562
                            2001                                   210,462
                            2002                                    83,100
                                                                  --------

                                                                  $395,124
                                                                  ========


         Total rent expense under these operating leases was approximately $100,500 for the year ended December 31, 2000.


11.      Subsequent Events (Unaudited)

         As of November 30, 2001, the shareholders of the Company are negotiating the sale of the Company. No adjustments have been made to the financial statements to anticipate or consider the effects, if any, of such transaction.

ITEM 7(b)




                              800America.com, Inc.
                         ProForma Financial Information
                      Unaudited ProFroma Combined Condensed
                              Financial Information








         On December 4, 2001 800america.com, Inc. (800America) acquired all the outstanding common and preferred stock of Wizard World, Inc. (Wizard World), in exchange for 660,000 shares of common stock of 800America. The acquisition was accounted for as a purchase.

         The following unaudited proforma combined balance sheet is presented to give effect to the acquisition of certain assets of Wizard World by 800America. The unaudited proforma combined condensed balance sheet has been prepared to reflect the transaction as of September 30, 2001. The unaudited proforma combined condensed statements of income combine the results of operations of Wizard World and 800America for the year ended December 31, 2000 and for the nine months ended September 30, 2001, as if the acquisitions of Wizard World, which closed on December 4, 2001, had occurred on January 1, 2000 and January 1, 2001 respectively. The proforma information was prepared based on historic financial statements and the related notes of Wizard World and 800 America.

         The unaudited proforma combined condensed financial statements and the notes thereto should be read in conjunction with the historic financial statements and related notes of Wizard World and 800America appearing elsewhere in this report. The proforma information is not necessarily indicative of the result that would have been obtained had such events actually occurred on the dates specified nor is it necessarily indicative of the future results of the combined company. Actual statements of income of the combined companies will be consolidated commencing on the date of acquisition.

         The purchase price was computed from the average trading price of the stock over three (3) days either side of the trade date December 4, 2001, reduced by one-third due to the restricted conditions and the volatility of the stock. The average trading price was $3.90 less one-third or $2.60, the purchase price then was based on 660,000 shares at $2.60 or $1,716,000. The purchase price was allocated as follows:

                  Web Site Development                   $1,716,000
                                                         ----------
                    Total                                $1,716,000

         Wizard Worlds is an e-commerce site that has handled up to 75,000 visitors per week. The site is focused on providing information and entertainment to a population of collectibles by providing forums for the members to discuss issues in a focus group environment, delivering latest information on the happening in the collectibles universe and creating an electronic environment where members can sell and trade their collections. This activity generates multiple revenue streams including being, a portal for numerous on line stores, receiving commissions from the member C to C trading activity, sell subscriptions to on and off line publications as well as marketing communication opportunities.

         The value for the existing web technology and development is being valued at five (5) dollars for each of the two hundred fifty thousand (250,000) clients now listed with Wizard World. Total value is one million two hundred fifty thousand dollars ($1,250,000). The remaining purchase price was applied to goodwill.

         On January 1, 2002 the Company plans to adopt Financial Accounting Standards No 142, Goodwill and Intangible Assets. Upon the adoption of this pronouncement the Company will no longer amortize goodwill but will perform an impairment evaluation annually, or more frequently should circumstances or conditions arise which merit such a review.

                              800America.com, Inc.
                          Unaudited Pro Forma Combined
                           Condensed Income Statement
                          Year Ended December 31, 2000



                                                              Historical          Historical         ProForma         ProForma
                                                              800America         Wizard World       Adjustment        Combined

Revenues                                                     $15,980,529             $66,542                        $16,047,071
                                                           --------------------------------------------------------------------

Cost of Revenue
     Cost of Goods Sold                                                               15,222                             15,222
     Internet Hosting                                                                371,678                            371,678
     Web Site Operations                                         233,938             761,215                            995,153
     Rebates                                                   8,913,351                                              8,913,351
                                                           --------------------------------------------------------------------
Total Cost of Revenue                                          9,147,289           1,148,115                         10,295,404
                                                           --------------------------------------------------------------------

Selling, General and Administrative
     Sales and Marketing                                       1,878,318             564,754                          2,443,072
     Depreciation and Amortization                               486,480                              343,200           731,623
     General and Administrative                                1,354,542           1,639,816                          2,994,358
                                                           --------------------------------------------------------------------
Total Selling, General and Administrative                      3,719,340           2,204,570          343,200         6,169,053
                                                           --------------------------------------------------------------------

Operating Income                                               3,113,900          -3,286,143         -343,000          -417,386

Other Income/Expense                                              26,243              89,068                            115,311

Income Tax (Expense) Benefit                                  -1,067,649                            1,170,000           102,351
                                                           --------------------------------------------------------------------

Net Income (Loss)                                             $2,072,494         ($3,197,075)        $924,857         ($199,724)
                                                           --------------------------------------------------------------------


Net Income Per Common Share - Basic                                $0.16

Basic Weighted Average
Common Shares Outstanding                                     12,721,359

Diluted Earnings Per Share Common Stock                            $0.14

Diluted Weighted Average Commn Share                          14,371,359



        See Accompanying Notes to Combined Condensed Financial Statements

                               800America.com Inc.
                           Unaudited ProForma Combined
                           Condensed Income Statement
                      Nine Months Ended September 30, 2001

                                                         Historical            Historical          ProForma        ProForma
                                                         800America           Wizard World        Adjustment       Combined

Revenues                                                 $15,244,673             $240,616                         $15,485,289
                                                    --------------------------------------------------------------------------

Cost of Revenues
     Cost of Goods Sold                                                           586,307                             586,307
     Web Site Operations                                     421,587            1,123,261                           1,544,848
                                                    --------------------------------------------------------------------------
Total Cost of Revenues                                       421,587            1,709,568                           2,131,155
                                                    --------------------------------------------------------------------------

Selling General and Administrative
     Sales and Marketing                                   3,133,605              287,061                           3,420,666
     Depreciation and Amortization                           593,869              303,746          183,857          1,081,472
     Salaries and Wages                                      615,946            1,470,950                           2,086,896
     General and Administrative                            1,834,870              981,001                           2,815,871
                                                    --------------------------------------------------------------------------
Total Selling General and Administrative                   6,178,290            3,042,758          183,857          9,404,905
                                                    --------------------------------------------------------------------------

Operating Income                                           8,644,796           -4,511,710         -183,857          3,949,229

Other Income (Expense)                                       108,600               61,238                             169,838

Income Tax (Expense)                                      -3,030,000                             1,575,672         -1,454,328
                                                    --------------------------------------------------------------------------

Net Income (Loss) From Continuing
  Operations                                               5,723,396           -4,450,472        1,391,815          2,664,739
Gain on Disposal of Discontinued Operations
    Net of Tax                                               330,000                                                  330,000
                                                    --------------------------------------------------------------------------
Net Income                                                 6,053,396           -4,450,472        1,391,815          2,994,739
                                                    --------------------------------------------------------------------------

Net Income Per Common Share Basic
  Continuing Operations                                        $0.36
  Disposal of Discontinued Operations                          $0.02
                                                    -----------------
Net Income                                                     $0.38
Basic Weighted Average Common
  Stock Outstanding                                       15,929,989

Net Income Per Common Stock
  Diluted Continuing Operations                                $0.31
  Disposal of Discontinued Operations                          $0.02
                                                    -----------------
Net Income                                                     $0.33
Diluted Weighted Average Shares
  Outstanding                                             18,343,624




   See Accompanying Notes to Unaudited Combined Condensed Financial Statements

                              800America.com, Inc.
                          Unaudited Pro Froma Combined
                             Condensed Balance Sheet
                               September 30, 2001



                                                                      Historical      Historical                           Combined
                                                                         800            Wizard          ProForma           ProForma
                                                                       America        World, Inc.      Adjustments        800America
                     Assets
Current Assets
     Cash and Cash Equivalents                                      $9,107,264         $31,765          ($31,765)b        $9,107,264
     Accounts Receivable (Net)                                          58,907           3,411            -3,411 b            58,907
     Inventory                                                                          88,740           -88,740 b
     Prepaid Assets                                                                     91,503           -91,503 b
     Deferred Tax Asset                                                 47,260                                                47,260
                                                                   -----------------------------------------------------------------
Total Current Assets                                                 9,213,431         215,419          -215,419           9,213,431
                                                                   -----------------------------------------------------------------

Property and Equipment
     Computer Equipment (Net)                                          312,222         134,555          -134,555 b           312,222
     Furniture Fixtures (Net)                                                           18,685           -18,685 b
     Software (Net)                                                  1,772,456          45,618           -45,618 b         1,772,456
     Web Development (Net)                                                             298,669         1,716,000 a         2,014,669

     Other                                                              20,738                                                20,738
                                                                   -----------------------------------------------------------------
Total Property and Equipment                                         2,105,416         497,527         1,517,142           4,120,685
                                                                   -----------------------------------------------------------------

Other Assets
     Deposits                                                                           27,308           -27,308 b
     Goodwill (Net)                                                    176,666                                   a           176,666
     Investments                                                       439,714                                               439,714
                                                                   -----------------------------------------------------------------
Total Other Assets                                                     616,380          27,308           -27,308             616,380
                                                                   -----------------------------------------------------------------

Total Assets                                                        11,935,227         740,254         1,274,415          13,949,896
                                                                   =================================================================

               Liabilities and Stockholders' Equity
Current Liabilities
     Accounts Payable                                                   93,673         374,216          -374,216 b            93,673
     Income Tax Payable                                                866,567                                               866,567
     Accrued Expenses                                                   40,706         122,862          -122,862 b            40,706
                                                                   -----------------------------------------------------------------
Total Current Liabilities                                            1,000,946         497,078          -497,078           1,000,946
                                                                   -----------------------------------------------------------------

Stockholders' Equity
     Common Stock                                                       16,162          11,300           -11,300 b            16,822
                                                                                                             660 a
     Preferred Stock                                                                 7,863,326        -7,863,326 b
     Additional Paid in Capital                                      2,756,147          16,096         1,715,340 a         4,786,252
                                                                                                         298,669 b
     Retained Earnings                                               8,161,972      -7,647,546           -16,096 b         8,145,876
                                                                                                       7,647,546 b
                                                                   -----------------------------------------------------------------
Total Stockholders' Equity                                          10,934,281         243,176         1,771,493          12,948,950
                                                                   -----------------------------------------------------------------

Total Liabilities and Stockholders 'Equity                         $11,935,227        $740,254        $1,274,415         $13,949,896
                                                                   =================================================================


   See Accompanying Notes to Unaudited Combined Condensed Financial Statements

                              800America.com, Inc.
                          Notes to Unaudited Pro Forma
                    Combined Condensed Financial Information



Note 1 - Significant Accounting Policies and Basis of Presentation

         The accompanying historical financial statements of 800America.com, Inc. (800America) and Wizard World, Inc. (Wizard World) have been derived from financial statements prepared in accordance with U. S. generally accepted accounting principles.

         800America and Wizard World's historic financial statements for the year ended December 31, 2001, used in the pro forma financial statements., were for each company based on their audited financial statements of and for the period ended December 31, 2000.

         800America and Wizard World's financial statements as of and for the nine months ended September 30, 2000, used in the pro forma financial statements are derived from each company's unaudited financial statements for that period.

Note 2 -  Pro Forma Adjustments Balance Sheet

     a. Balance sheet adjustments - to record the consideration paid for the net assets acquired at their fair market value.

                           Web Development               $1,250,000
                           Goodwill                         466,000
                                                         ----------
                           Stock issued                  $1,716,000
                                                         ----------

     b. The above consideration was in the form of 660,000 shares of 800America common stock issued for all the outstanding common and preferred stock of Wizard World.

     c. The fair market value of the stock determined above was the average price traded for the month of the merger (December 2001) reduced by one-third for its restricted status and volatility. The Web Site composition is contained in the opening information. No other assets of Wizard World were considered of any value and no liabilities of Wizard Word were assumed by 800America

Note 3 - Pro Forma Adjustment Income Statement

     a. Intangibles resulting from the purchase will be amortized as follows until January 2, 2002 when Financial Accounting Standards Board Opinion No. 142 will be adopted dispensing with the amortization for Goodwill and requiring, at a minimum, annual test for impairment and recognition of impairment losses in the future.

                           Web Site Development             5 years


     b. To record income tax effects of the merger and pro forma adjustments. The net operating loss created during the year of merger would be used during the year of the merger and the subsequent year. The tax benefit will be created during the year of the merger.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                 800AMERICA.COM, INC.


Date: May 9, 2002                                By: /s/ David E. Rabi
                                                    ---------------------------
                                                    David E. Rabi
                                                    Chief Executive Officer